UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 12, 2010

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-5225
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrants’ Business and Operations

Item 2.01	Completion of a Disposition of a Significant Amount of Assets Outside the Normal Course of Business

Pursuant to a Purchase Agreement entered into on December 8, 2009, as amended on January 9, 2010, between Handleman Company (the “Seller”) and AAM I, LLC (the “Purchaser”), on February 12, 2010, the Purchaser purchased the Seller’s corporate headquarters building located at 500 Kirts Boulevard, Troy, Michigan. The purchase price was $3,000,000. Cash received at closing totaled $2,710,828.64, following adjustments for a realtor commission fee, customary proration of property taxes, and closing costs. The $200,000, plus interest, that was released to the Seller on January 9, 2010 as a result of the First Amendment to Purchase Agreement was credited against the purchase price at the closing.

Under the terms of the Purchase Agreement, the Seller may continue to occupy a portion of the building through December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: February 17, 2010	By:	/s/ Rozanne Kokko
	Name:	Rozanne Kokko
	Title:	Sr. Vice President and Chief Financial Officer